U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                Date of Report (Date of earliest event reported):
                     January 31, 2002 (December 28, 2001)



                              AMERICAN TISSUE INC.
             (Exact name of registrant as specified in its charter)


         Delaware                                      22-360876
(State or jurisdiction of                (I.R.S. Employer Identification Number)
incorporation or organization)

                                    333-88017
                            (Commission File Number)

                  135 Engineers Road, Hauppauge, New York 11788
               (Address of principal executive offices) (Zip Code)



                  Registrant's telephone number: (631) 435-9000



                                 Not applicable
          (Former name or former address, if changed since last report)

ITEM 5.  Other Events.

     As previously reported, the registrant and its domestic subsidiaries have filed voluntary petitions under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). The registrant and its domestic subsidiaries are currently operating as debtors-in-possession under the supervision of the Bankruptcy Court.

     Under applicable bankruptcy requirements, the registrant files monthly operating statements ("MORs") with the Bankruptcy Court. In accordance with the general guidance provided by Exchange Act Release No. 9660 and Commission Staff Legal Bulletin No. 2, the registrant has elected to cease filing quarterly and annual reports with the Commission, and instead file MORs as exhibits to current reports on Form 8-K.

     On December 28, 2001, the registrant filed its MOR for the month of November 2001 with the Bankruptcy Court and on January 31, 2002, the registrant filed its MOR for the month of December 2001 with the Bankruptcy Court, copies of which MORs are attached hereto as Exhibit 99.1 and incorporated herein by reference.*

          THE MORS FILED HEREWITH  CONTAIN  FINANCIAL  STATEMENTS
          AND INFORMATION THAT HAVE NOT BEEN AUDITIED OR REVIEWED
          BY INDEPENDENT ACCOUNTANTS AND MAY BE SUBJECT TO FUTURE
          RECONCILIATION AND ADJUSTMENTS.

-------------------

     *The debtor-in-possession bank statements attached to the MORs are not included as part of Exhibit 99.1, but are available at the office of the U.S. Trustee and the Bankruptcy Court. In addition, the registrant undertakes to furnish a copy of any such omitted attachment to the Commission upon its request.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial Statements of Business Acquired: Not applicable

(b)  Pro Forma Financial Information: Not applicable

Exhibits:

     Exhibit 99.1 MOR for the period November 1, 2001 - November 30, 2001 and MOR for the period December 1, 2001 - December 31, 2001

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          AMERICAN TISSUE INC.


Dated:  January 31, 2002                  By: /s/Larry A. Ford
                                              ----------------
                                          Name:   Larry A. Ford
                                          Title:  Director